UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11119 North Torrey Pines Road
La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 13, 2006, Metabasis Therapeutics, Inc. (“Metabasis”) entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with Valeant Research & Development (“Valeant”) and Schering Corporation (“Schering”), which provides for the assignment of all of Valeant’s rights, title and interest in and to, and Schering’s assumption of Valeant’s obligations under, the Development and License Agreement, dated as of October 1, 2001, between Valeant Pharmaceuticals International and Metabasis (the “Original License”).  The Assignment Agreement will be effective (the “Effective Date”) upon the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transaction.  Also on December 13, 2006, Metabasis entered into an Amended and Restated Development and License Agreement (the “Amended and Restated License”) with Schering effective as of the Effective Date, which amends and restates the Original License.

The Assignment Agreement further provides that:

•                  the Amended and Restated License cannot be amended in any way that will materially affect Valeant’s rights under the Development and License Agreement, dated as of December 13, 2006 between Valeant and Schering (the “Valeant-Schering License”);

•                  the Valeant-Schering License cannot be amended in any way that will materially affect Metabasis’ rights under the Amended and Restated License; and

•                  Valeant and Metabasis will continue to indemnify each other in accordance with the terms of the Original License for any claim arising out of facts and circumstances occurring before the Effective Date.

The Amended and Restated License provides that:

•                  Metabasis will grant to Schering exclusive worldwide rights to develop and commercialize pradefovir during the term of the Amended and Restated License;

•                  Schering will pay Metabasis a license fee of $1.8 million within five business days after the Effective Date;

•                  Schering will be obligated to make payments to Metabasis upon the occurrence of specified development, regulatory and commercial milestones, which total up to $25 million if all milestones are achieved;

•                  Schering will pay Metabasis royalties on sales, if any, of products licensed to Schering under the Amended and Restated License;

•                  The term of the Amended and Restated License shall expire, on a country-by-country basis, upon the later of (a) 10 years from the first commercial sale in such country and (b) the expiration or invalidation of the last to expire or be invalidated of the patents licensed to Schering under the Amended and Restated License; and

•                  The Amended and Restated License may be terminated entirely or on a country by country basis by (a) either party for material breach of the other party which remains uncured or (b) Schering upon 180 days’ prior written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Senior Vice President of Finance, Chief
Financial Officer and Treasurer

Date: December 18, 2006